EXHIBIT 2
STOCK PURCHASE AGREEMENT
AGREEMENT dated this 9th day of October, 2001, by and
among Fermtech ("Fermtech"), the persons or entities whose names are set forth on Schedule A attached hereto (collectively with Fermtech, the "Stockholders") and Igene Biotechnology, Inc., a Maryland corporation (the "Purchaser").
W I T N E S S E T H:
WHEREAS, the Stockholders own all the issued and
outstanding shares of common stock (the "Shares") of ProBio Nutraceuticals AS, a joint stock company incorporated under the laws of the Kingdom of Norway (the "Company"); and
WHEREAS, the Stockholders are desirous of selling to
the Purchaser and the Purchaser is desirous of purchasing from the Stockholders all the Shares;
NOW, THEREFORE, in consideration of the premises and
the mutual covenants, agreements, representations and warranties contained herein, the parties hereby agree as follows:
1.	Purchase of Shares.  Each Stockholder hereby
sells to the Purchaser all of the Shares owned by it, as set forth on Schedule A attached hereto. Each Stockholder is herewith delivering to Purchaser stock certificates representing the Shares purchased by Purchaser, duly endorsed in blank for transfer or with appropriate assignments separate from the certificates made out in blank.
2.	Purchase Price.  The purchase price being paid by
the Purchaser for the Shares owned by the Stockholders other than Fermtech (the "Other Stockholders") is an aggregate of $1,200,000.00, of which $200,000 is being paid in cash, with $1,000,000 to be paid by the issuance of convertible notes of the Company in the form attached hereto as Schedule B (the "Notes"). Each Other Stockholder shall receive the amount of cash and Notes set forth opposite its name on Schedule A. Each Stockholder acknowledges and understands that different forms and amounts of consideration are being paid for their Shares and each Stockholder is not necessarily receiving the same consideration as other Stockholders. The purchase price being paid by the Purchaser for the Shares owned by Fermtech is $200,000.00 in cash, plus 8,000,000 shares of Common Stock of the Purchaser valued at $.10 per share (the "Purchaser Common Stock").
3.	Representations and Warranties of Fermtech.
Fermtech hereby represents and warrants to the Purchaser as
follows:
(a)	The Company is a corporation duly organized,
validly existing and in good standing under the laws of the Kingdom of Norway, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.
(b)	Fermtech has full right, power and authority
to enter into this Agreement and to sell, transfer, assign and deliver the Shares to the Purchaser. Fermtech owns, beneficially and of record, the Shares as set forth on Schedule A, free and clear of all liens and encumbrances. The Purchaser is receiving good, valid and marketable title to the Shares free and clear of all liens and encumbrances. This Agreement has been duly and validly executed and delivered by Fermtech and constitutes the valid and binding obligations of Fermtech enforceable against Fermtech in accordance with its terms. No consent of any person or entity is required for Fermtech to enter into and deliver this Agreement or to consummate this Agreement nor do the organizational documents of the Company or any agreement to which Fermtech or the Company is a party conflict with or restrict the execution and delivery of this Agreement.
(c)	The record and beneficial owners of all of
the issued and outstanding shares of capital stock of the Company are as set forth on Schedule A hereto. All of the issued and outstanding shares of such capital stock are validly issued and outstanding, fully paid and nonassessable. There are not outstanding any warrants, options or rights (pre-emptive or othewise) or other securities, plans or agreements which give the holder or any other person the right to pruchase or otherwise acquire any shares of capital stock of the Company or any securities convertible into, exchangeable or exercisable for shares of such capital stock or under which any such warrant, otpion, right or security may be issued in the future.
(d)	The Company does not have any indebtedness
for borrowed money nor does the Company have any liabilities (including liabilities for taxes), except for nominal operating expenses. The Company does not have any obligations or liabilities to any of the Stockholders and there are no lawsuits pending or threatened against the Company. The Company is operating in compliance with all applicable laws. The Company does not have any subsidiaries and has not made any investments in any entity. The Company has delivered to the Purchaser its financial statements at, and for the period ended, August 31, 2001, which financial statements are true, complete and correct. Since August 31, 2001, there has not been any material change in the cash, other assets or liabilities of the Company. The Company owns all its assets, free and clear of liens and encumbrances. No governmental approval is required to consummate this Agreement.
(e)	Fermtech is acquiring the Purchaser Common
Stock for its own account for investment without any intention of distribution thereof within the meaning of the Securites Act of 1933, as amended (the "Securities Act"); Fermtech will not sell, transfer, assign or pledge any Purchaser Common Stock except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder and understands that the certificates for the Purchaser Common Stock will bear a legend to such effect. Fermtech acknowledges that it is aware that the Purchaser Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; that although the Purchaser now makes publicly available the information required by Rule 144 under the Securities Act, it may not be under an obligation to do so in the future and that any routine sales of any of the Purchaser Common Stock made in reliance upon Rule 144 under the Securities Act may be made only in limited quantities in accordance with the terms and conditons of Rule 144. Fermtech has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in the Purchaser and is able to bear the economic risk of such investment.
4.	Representations and Warranties of each Other
Stockholder. Each Other Stockholder severally represents and warrants to Purchaser with respect to itself and its Shares only as follows:
(a)	Each Other Stockholder has full right, power
and authority to enter into this Agreement and to sell, transfer, assign and deliver its Shares to the Purchaser. Each of the Other Stockholders owns, beneficially and of record, the Shares as set forth opposite its name on Schedule A, free and clear of all liens and encumbrances. The Purchaser is receiving good, valid and marketable title to the Shares free and clear of all liens and encumbrances. This Agreement has been duly and validly executed and delivered by each Other Stockholder and constitutes the valid and binding obligations of each Other Stockholder enforceable against each Other Stockholder in accordance with its terms. No consent of any person or entity is required for any Other Stockholder to enter into and deliver this Agreement or to consummate this Agreement nor does any agreement to which such Other Stockholder is a party conflict with or restrict the execution and delivery of this Agreement.
(b)	Each Other Stockholder will be acquiring the
Common Stock issuable on conversion of the Note for its own account for investment without any intention of distribution thereof within the meaning of the Securities Act; each Other Stockholder will not sell, transfer, assign or pledge any of such Common Stock except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder and understands that the certificates for such Common Stock will bear a legend to such effect. Each Other Stockholder acknowledges that it is aware that such Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; that although the Purchaser now makes publicly available the information required by Rule 144 under the Securities Act, it may not be under an obligation to do so in the future and that any routine sales of any of such Common Stock made in reliance upon Rule 144 under the Securities Act may be made only in limited quantities in accordance with the terms and conditions of Rule 144.
5.	Representations and Warranties of the Purchaser.
The Purchaser represents and warrants to the Stockholders as follows:
(a)	The Purchaser has full power and authority
to enter into this Agreement and to acquire the Shares.
(b)	This Agreement and the Notes have been duly
and validly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.
(c)	The Purchaser Common Stock to be issued
pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.
(d)	The Purchaser is a corporation duly
organized and validly existing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.
(e)	At June 30, 2001, the authorized capital
stock of the Purchaser consisted of 250,000,000 shares of Common Stock and 1,312,500 shares of preferred stock. As of June 30, 2001, (i) 62,464,915 shares of Purchaser Common Stock were issued and outstanding, (ii) 26,405 shares of preferred stock were issued and outstanding and (iii) 308,742,099 shares of Purchaser Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants, notes, preferred stock and various agreements.
(f)	The audited financial statements of the
Purchaser included in the Purchaser's Annual Report on Form 10-K for the year ended December 31, 2000 and the unaudited financial statements of the Purchaser included in the Purchaser's Quarterly Report on Form 10-Q for the period ended June 30, 2001 have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein) and fairly present in all material respects the financial position of the Purchaser as of the dates thereof and the results of its operations for the periods reported, subject, in the case of the unaudited financial statements, to normal year-end adjustments.
6.	Miscellaneous.
(a)	Each Stockholder, on the one hand, and the
Purchaser, on the other hand, represents and warrants to each other that no brokerage commissions or finder's fees have been incurred in connection with the sale of the Shares to Purchaser. The Purchaser hereby agrees to indemnify and hold harmless the Stockholders from and against any claims for brokerage commissions or finder's fees arising by reason of any act of the Purchaser, and the Stockholders hereby jointly and severally agree to indemnify and hold harmless the Purchaser from and against any claim for brokerage commissions or finder's fees arising by reason of any act of the Stockholders.
(b)	All fees and expenses incurred by any party
in connection with this Agreement will be borne by such party and no part of any Stockholder's fees will be borne by the Company; provided, however, that up to $10,000 of the Stockholders fees and expenses in connection with this Agreement will be paid by the Company.
(c)	From time to time on or after the date
hereof, the Stockholders will execute and deliver to Purchaser such documents and take such action as the Purchaser may reasonably request in order to more effectively vest in the Purchaser good title to the Shares being sold by the Stockholders.
(d)	This Agreement shall be binding upon, inure
to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.
(e)	This Agreement contains the entire
understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) among the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.
(f)	This Agreement may be executed
simultaneously in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.
(g)	This Agreement shall be governed by, and
construed and enforced in accordance with, the internal laws of the State of Maryland without giving any effect to principles of conflicts of laws.
(h)	All notices hereunder shall be in writing
and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three days after mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:
To Purchaser:
Igene Biotechnology, Inc.
9110 Red Branch Road
Columbia, Maryland  21045
Attn:
To
Stockholders:
As set forth on Schedule A

provided, however, that any notice of change of address shall be effective only upon receipt.
(i)	All representations, warranties, covenants
and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.
(j)	If at any time prior to three years from the
day hereof, the Purchaser shall propose the filing of a registration statement under the Securities Act of any equity securities of the Purchaser, other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then the Purchaser shall give the Stockholders not less than 10 days written notice prior to the proposed date of such proposed registration and shall include in any registration statement relating to such securities all or a portion of the shares of Common Stock of Purchaser then owned by such Stockholders, which such stockholders shall request, by notice given by such stockholders to the Company within 10 days after the receipt of such notice by the Purchaser. Purchaser's obligation to include such stock in such registration statement shall be subject, at the option of the Purchaser, to the following further conditions:
(i)	The distribution for the account of the
Stockholders shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Purchaser and/or any other persons whose securities are covered by such registration statement, and the Stockholders will enter into an agreement with such underwriters containing customary provisions no less than those pertaining to the Purchaser and other selling holders; and
(ii)	the number of shares to be included in
the registration statement shall be subject to normal cutback provisions.


IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

Igene Biotechnology, Inc.
By:
/s/    Michael G. Kimelman

Name:  Michael G. Kimelman
Title: Chairman
Fermtech
By:
/s/ Stein Ulve

Stein Ulve
/s/ Frederik Jahn Lebesby
Frederik Jahn Lebesby
/s/ Reidun Ulve
Reidun Ulve
/s/ Anne Lise Ulve
Anne Lise Ulve
/s/ Rikard Storvestre
Rikard Storvestre
Vesteralen Naturprodukter AS
By:
/s/ Finn Pedersen

Finn Pedersen

Finn Pedersen
/s/ Knut Gjernes
Knut Gjernes
Euro-Pharma AS
By:
/s/ Jim Nordly

Name:
Title:
/s/ Roar Habberstad
Roar Habberstad
Forskingsparken i Tromso AS
By:
/s/ Karl Johan Jakola

Karl Johan Jakola

/s/ Magne Ruus Simensen
Magne Ruus Simensen
Nord Invest AS
By:
/s/ Stig Karlsen

Stig Karlsen





SCHEDULE A
Name and Address                   Number of     Amount of       Amount of
of Stockholders                    Shares Owned      Cash            Note

Frederik Janh Lebesby
Konglestien 10, 3400 Lier,
Norway                                <c>10     <c>$3,000

Reidun Ulve
Utsikten 166, 9018 Tromso,
Norway                                   10	    3,000


Anne Lise Ulve
Stakkeveien 30 / 104,9018
Tromso, Norway                           20         6,000


Rikard Storvestre
Nedre Nygard 3, 1482 Nittedal,
Norway                                  100        30,000


Vesteralen Naturprodukter AS
Postboks 154, 8401 Sortland,
Norway                                  100        30,000


Finn Pedersen
Liljeveien 4, 8401 Sortland,
Norway                                   50        15,000

Knut Gjernes
Meieriveien 8, 8370 Leknes,
Norway                                   25                       $7,500

Euro-Pharma AS
Postboks 419, 8370 Leknes,
Norway                                  300                       90,000

Roar Habberstad
Svaneveien 22, 1355 Snaroya,
Norway                                  350                      105,000

Forskningsparken i Tromso AS
Forskningsparken, 9291 Tromso,
Norway                                  355                      106,500

Magne Ruus Simensen
Jens Tveds Gate 9, 4024
Stavanger, Norway                     1,260                      378,000
Nord Invest AS

Forskningsparken, 9291 Tromso,
Norway                                1,420        113,000       313,000

Fermtech                              6,000       $200,000     1,000,000